UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 27, 2019

Camping World Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37908	81-1737145
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Parkway Drive, Suite 270 Lincolnshire, IL 60069	60069
(Address of Principal Executive Offices)	(Zip Code)

(847) 808-3000

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	CWH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 27, 2019, Thomas F. Wolfe, President of Good Sam Enterprises, LLC, a subsidiary of Camping World Holdings, Inc. (the “Company”), notified the Company that he will retire from his role, effective August 1, 2019 (the “Transition Date”).

In connection with Mr. Wolfe’s retirement, the Company and Mr. Wolfe have agreed to terminate Mr. Wolfe’s existing employment agreement with the Company and have entered into a consulting agreement (the “Consulting Agreement”). Pursuant to the Consulting Agreement, Mr. Wolfe will provide consulting services to the Company beginning on the Transition Date for up to three years (the “Consulting Period”). Under the terms of the Consulting Agreement, Mr. Wolfe will be entitled to a monthly consulting fee of $10,000 during the Consulting Period, and both Mr. Wolfe and the Company are able to terminate the Consulting Agreement for any reason with sixty days’ notice to the other party.  The Company has also entered into a letter agreement with Mr. Wolfe pursuant to which Mr. Wolfe’s outstanding equity awards will remain in place and continue to vest in accordance with their terms for as long as the Consulting Agreement remains in effect, subject to the applicable award agreements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPING WORLD HOLDINGS, INC.

By:	/s/ Brent L. Moody
Name:	Brent L. Moody
Title:	President

Date: July 2, 2019

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